UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 11, 2019

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

301 Binney Street
Cambridge, Massachusetts	02142
(Address of principal	(Zip code)
executive offices)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2019, Ironwood Pharmaceuticals, Inc. (the “Company”) entered into a lease (the “Lease”) with MA-100 Summer Street Owner, L.L.C. (the “Summer Street Landlord”) for approximately 39,000 square feet of office space located on the 23rd floor of 100 Summer Street, Boston, Massachusetts (the “Summer Street Property”). The Summer Street Property is expected to serve as the Company’s new headquarters beginning in the fourth quarter of 2019, replacing its existing headquarters at 301 Binney Street in Cambridge, Massachusetts.

The Company took possession of the Summer Street Property on June 11, 2019, with the term of the Lease ending 11 years after such date, unless terminated earlier. The Company is generally entitled to one five-year option to extend the term of the Lease and an ongoing right of first offer with respect to an additional floor of the building, subject to certain occupancy and other conditions set forth in the Lease.

The Company is not responsible for base rent for the first 14 months after taking possession of the Summer Street Property. Thereafter, the Company’s monthly base rent will be approximately $243,000, with annual increases of 2%. The Company is only responsible for the payment of operating expenses and real estate taxes for the building in a given year to the extent the Company’s pro rata share of such expenses and taxes exceed the Company’s pro rata share of the building’s operating expenses and real estate taxes for the base year of the Lease. The Summer Street Landlord is required to contribute approximately $3,800,000 toward the cost of initial alterations of the Summer Street Property.

As a security deposit, the Company has obtained a letter of credit for approximately $971,000, which may be drawn down by the Summer Street Landlord to be applied for certain purposes upon the Company’s breach of certain provisions under the Lease. The Lease also contains customary provisions allowing the Summer Street Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations within specified time periods, or upon bankruptcy or insolvency of the Company.

The foregoing description of the Lease is only a summary and is qualified in its entirety by reference to the complete terms and conditions of the Lease, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On June 13, 2019, the Company issued a press release in connection with entering into the Lease for the Summer Street Property. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On June 11, 2019, the Company entered into a lease termination agreement (the “Lease Termination”) with BMR-Rogers Street LLC (the “Binney Street Landlord”) to terminate the Company’s existing lease for approximately 108,000 square feet of office space located on the 1st and third 3rd floors of 301 Binney Street, Cambridge, Massachusetts (the “Binney Street Property”). The termination is expected to go into effect on or before November 1, 2019 (subject to the Company’s one-time right to extend the termination date for up to 30 days) in exchange for an $8,950,000 payment to the Binney Street Landlord.  The Company’s monthly base rent for the Binney Street Property is approximately $715,000, with annual increases of 3%, plus the Company’s pro rata share of the building’s operating expenses and real estate taxes.  The Binney Street Property currently serves as the Company’s headquarters but is expected to be replaced by the Summer Street Property.

The foregoing description of the Lease Termination is only a summary and is qualified in its entirety by reference to the complete terms and conditions of the Lease Termination, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Lease Agreement for facilities at 100 Summer Street, Boston, Massachusetts, dated as of June 11, 2019, by and between Ironwood Pharmaceuticals, Inc. and MA-100 Summer Street Owner, L.L.C.
10.2	Lease Termination Agreement for facilities at 301 Binney Street, Cambridge, Massachusetts, dated as of June 11, 2019, by and between Ironwood Pharmaceuticals, Inc. and BMR-Rogers Street LLC
99.1	Ironwood Pharmaceuticals, Inc. Press Release dated June 13, 2019

This Current Report on Form 8-K contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements about the Company’s taking possession and use of the Summer Street Property and the effectiveness of the Lease Termination, as well as the timing of each. Each forward-looking statement is subject to risks and uncertainties that could cause actual events to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks listed under the heading “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 2, 2019, and in the Company’s subsequent Securities and Exchange Commission filings. These forward-looking statements (except as otherwise noted) speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: June 13, 2019	By:	/s/ Gina Consylman
Name: Gina Consylman
Title: Senior Vice President, Chief Financial Officer